CUSTODIAN SERVICES AGREEMENT

Bankers Trust Company
Custodian Securities Division
16 Wall Street
New York, New York  10015

Gentlemen:

                  Attached is a certified copy of a resolution of the Executive Committee of the Board of Trustees of College Retirement Equities Fund ("CREF") adopted at a meeting held March 13, 1974, as amended September 22, 1976, March 16, 1977, and September 21, 1977, which designates Bankers Trust Company as a depository for any stocks, bonds or other securities ("securities") owned or held by CREF, and authorizes the indirect participation of CREF in The Depository Trust Company (DTC) and the Federal Reserve Book Entry System. This Agreement defines the nature and scope of the services to be provided in connection with the foregoing authorization, and supersedes all prior agreements on this subject.

                  It is hereby agreed that all securities now or hereafter held by you hereunder are held for the custodial account of CREF and are to be maintained and disposed of by you for us only in accordance with the terms and conditions set forth


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                                      -2-

in this Agreement. As used herein, unless specifically instructed in writing to the contrary, the phrase "held by you hereunder" shall also include (1) your authority to deposit all or any part of such securities in a depository, as defined herein, provided that you participate directly in such depository under an arrangement which satisfies the requirements of Section 2 hereof, and (2) the deposit of Japanese securities in a custody account maintained for you with a Japanese bank or trust company.

                  1.       DEFINITIONS
                  As used in this agreement:
                  [A] "Book Entry System" means a system for the central handling of securities operated by a Federal Reserve bank as part of the joint Federal Reserve-Treasury Department book-entry program for United States government and agency securities in which all securities of any class or series deposited within the system are treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of such securities.
                  [B] "Depository" means the Book Entry System, and the DTC system for the central handling of securities in which securities of any particular class or series of any issuer deposited therein may be treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of such securities.

                  [C] A "report" on a "system of internal accounting control" is a report on the accounting system, the internal


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                                      -3-

accounting control, and procedures for safeguarding securities related to the custodial functions provided by a depository or custodian which is based on an examination by an independent public accountant that is sufficient in scope to provide reasonable assurance that any material inadequacies, existing or arising since the prior examination, would be disclosed. The report shall describe any material inadequacies disclosed, and if an examination did not disclose any material inadequacies the report shall so state.

                  2. DEPOSITORY ARRANGEMENT WITH DTC

                  You agree that the arrangement between you and DTC will satisfy the following requirements:

                  [A] With respect to a sale of a security by us, the depository may effect delivery of the security, except delivery to you for our account, only upon payment for the security or the depository's guarantee of payment, and with respect to a purchase of a security by us, the account in the depository representing our interest may be debited for payment for the security only upon delivery of the security to the account or the depository's guarantee of delivery.

                  [B] The CREF securities shall be represented in an account at the depository which does not include any assets held by you other than as a fiduciary, custodian, or otherwise for customers.

                  [C] The depository is obligated, if a certificated security in the depository has been lost, apparently destroyed,


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                                      -4-

or wrongfully taken, to take all appropriate and necessary steps to obtain replacement.

                  You further agree to give us sixty (60) days written notice of your intention to terminate your participation in DTC.

                  3.       SAFEKEEPING
                  You will be solely responsible for the safekeeping, handling, servicing and disposition, in accordance with the terms of this Agreement, of all securities held by you hereunder, and you will be liable for any loss or damage with respect thereto, whether resulting from the use of a depository or otherwise, except for losses from causes beyond your control. "Losses beyond your control" shall mean only loss or damage resulting from war, insurrection, military, naval or usurped power, hurricane, cyclone, tornado, earthquake, volcanic eruption or similar disturbance of nature, or nuclear fission, fusion or radioactivity (except from industrial uses of nuclear energy). Losses arising by reason of any negligence, error, misfeasance or misconduct on the part of you or any of your employees or agents, or from your failure to enforce such rights as you may have against a depository, shall not be deemed to be from causes beyond your control and you hereby agree to indemnify us against any such loss. All such securities are to be segregated from your own securities, from those of any of your other customers, and from all accounts other than those established under this Agreement, except that, when the facilities of a depository are used, such segregation will be understood to mean segregation


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                                      -5-

upon your official records. You further agree that you will at all times give the securities held by you hereunder the same care you give your own property of a similar nature.
                  You have advised us that you currently have in force, for your own protection, Bankers Blanket Bond Insurance of the broadest form available for commercial banks, in the amount of $40,000,000 for any one loss, and that you will continue to maintain such insurance in substantially the same form and amount. We understand that such insurance would be available, on a pro rata basis, to cover losses with respect to securities held by you hereunder. You agree to give us sixty (60) days written notice of any reduction in the amount, or material change in the form, of such insurance.
                  It is understood and agreed that you are not under any duty to supervise the investment of, or to advise or make any recommendations to CREF with respect to the purchase or sale of any securities.

                  4.       SERVICING
                  A. ACQUISITIONS AND DISPOSITIONS - From time to time CREF will instruct you to acquire or dispose of securities on its behalf through properly authorized instructions, whether denominated as purchase warrant, sales warrant or otherwise. (See "Authorizations", Section 8 below). Upon receipt of such instructions and in accordance with this Agreement, you agree that you will:
                  (a) receive such securities  against  payment or


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                                      -6-

                      exchange, as directed in any purchase warrant, and debit our checking account accordingly; and
                      (b) assign, sell or otherwise dispose of such securities, against payment or exchange, or your guarantee of payment or exchange, as directed in any sales warrant, and credit our checking account accordingly on the date of actual delivery, with appropriate value. Such delivery is to be made by you on the contractual settlement date provided that (1) the securities are then in position in our account and (2) our delivery instructions are received in timely fashion. In connection with such dispositions:
                           (i) with respect to any securities registered in CREF's name, appropriate stock or bond powers will accompany the sales warrant; and
                           (ii) with respect to eligible transactions, you will make deliveries through (a) the Federal Reserve System, pursuant to Subpart 0 of the Treasury Department Circular #300 (31 Code of Federal Regulations Part 306), and operating circulars of the Federal Reserve Bank of New York, both as amended from time to time, or (b) the facilities of DTC pursuant to Section 8-320 of the New York Uniform Commercial Code and Rules and Procedures of DTC, and any subsequent amendments thereto; and

                      (c) furnish us with confirmation of any purchase or sale of securities and by book entry or otherwise identify as belonging to us a quantity of securities which constitute or are part of a fungible bulk of securities either registered in your name or in the name of your nominee as shown on your account on the books of the depository; and
                      (d) withdraw and deliver securities free of payment as directed in any such written instructions (see "Authorizations", Section 8 below), provided, however, that under no circumstances are any securities to be withdrawn and delivered by you to any individual; such delivery is to be made only to another custodial account exclusively in the name of College Retirement Equities Fund or Teachers Insurance and Annuity Association of America.

                  B. INCOME AND PRINCIPAL - Income on securities held by you hereunder will be credited automatically to our checking account when such amounts become due and payable. Amounts relating to securities which mature or are redeemed shall be credited to our checking account on the date the funds are received, with appropriate value.
                  Collections of income in foreign currency are to be converted into United States dollars, to the extent possible, and in effecting such conversion you may use such methods or agencies as you may see fit including the facilities of your own foreign


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                                      -8-

division at customary rates. All risk and expense incident to such collection and conversion is for the account of the undersigned, and you shall have no responsibility for fluctuations in exchange rates affecting such conversion.
                  You shall also acquire and hold hereunder all stock dividends, rights and similar securities issued with respect to any securities held by you hereunder. With respect to any dividend reinvestment plan in which CREF participates, and as to which you have been so notified, you agree to acquire and hold hereunder the appropriate number of shares issuable under such plan in lieu of the cash dividend. With respect to stock dividends, you are hereby authorized to sell any fractional interest and to credit our checking account with the proceeds thereof.
                  C. REGISTRATION - Securities which are eligible for deposit in DTC may be maintained in your account with DTC which meets the requirements of
Section 2 of this Agreement. Subject to the aforesaid provision, you will register all securities (except such as are in bearer form) in the name of your nominee, unless alternate registration instructions are furnished by us. With respect to securities registered in the name of your nominee, it is understood that negotiability is to be automatically provided by you as custodian. You will retain and have available at all times for inspection by regulatory authorities evidence that your nominee is registered as required by the laws and regulations of the United States and the State of


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                                      -9-

New York, as appropriate. You will obtain and hold waivers from your nominees as to the legal title of all securities registered in the names of your nominees.

                  5.       VOTING AND OTHER ACTION
                  No person may vote (other than pursuant to written instruction) any securities held by you hereunder. You will promptly transmit to us, or cause to be transmitted to us, directly from an issuer or through a depository, all notices, proxies and proxy soliciting materials with respect to securities held by you hereunder, which proxies will be executed by the registered holder thereof if registered otherwise than in the name of CREF, but without indicating the manner in which such proxies are to be voted.
                  You will promptly transmit to us all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by you from the issuers of securities held by you hereunder. With respect to tender or exchange offers, you will promptly transmit to us all written information received by you from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.
                  6.       RECORDS, AFFIDAVITS AND REPORTS
                  With respect to the securities held by you hereunder, you agree:
                  A. To  furnish  us at the close of each  month  with a


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-10-

list of such securities showing a complete description of each issue, which shall include the number of shares or par value of bonds so held at the end of such month;
                  B. To maintain records sufficient to verify information we are required to report in Schedule D of the Annual Statement blank of the Insurance Department of the State of New York;
                  C. To furnish us with the appropriate affidavit(s) in the form of Exhibit A, B, & C attached hereto, or in such other form as may be acceptable to you and to the New York Insurance Department in order for the securities referred to in such affidavit(s) to be recognized as admitted assets of CREF; and
                  D. To furnish us with any report obtained by you on a depository's system of internal accounting control; and to furnish us with such reports on your system of internal accounting control as we may reasonably require.
                  7.       ACCESS
                  During the course of your regular banking hours, any officer or employee of CREF, any independent accountant(s) selected by CREF, and any member of the Insurance Department of the State of New York shall be entitled to examine, on your premises, securities held by you hereunder and your books and records pertaining to your actions under this Agreement, but only upon furnishing you with written instructions to that effect from any Authorized Officer of CREF with the title chairman, president, executive vice president, or treasurer. Your books


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                                      -11-

and records used in connection with our indirect participation in a depository, to the extent that they relate to depository services rendered to us by you, shall at all times during your regular business hours be open to inspection by duly authorized employees or agents of the Securities and Exchange Commission, but only upon furnishing you with written instructions to that effect from one of the Authorized Officers of CREF specified in the preceding sentence.
                  8.       AUTHORIZATIONS
                  A. Except as otherwise provided in this Agreement, written instructions by CREF hereunder shall be signed by any two of its Authorized Officers specified in a separate list for this purpose which will be furnished to you from time to time signed by the treasurer or an assistant treasurer and certified under the corporate seal by the secretary or an assistant secretary.
                  B. Instructions for the withdrawal of CREF owned securities "free of payment" shall be acted upon by you only if received in writing manually signed by any two of such Authorized Officers with the title chairman, president, executive vice president, or treasurer, or by any one of those officers together with any CREF officer with the title senior vice president or vice president.
                  9.       FEES AND EXPENSES
                  You will be compensated for the services rendered under this Agreement through compensating balance arrangements negotiated between us from time to time.

                  Expenses incurred for postage, insurance, exchange, correspondent and similar charges in connection with transactions under this Agreement are to be billed to us periodically and are not to be deducted from sale proceeds or charged to any CREF account. Similarly, there should be neither a deduction from sale proceeds nor any debit to a CREF account for any coupons which may be in process of collection at the time bonds are delivered to you.
                  10.      EXEMPTION FROM INCOME TAX
                  CREF is exempt from the payment of United States income tax. You are hereby authorized and empowered, as CREF's agent, in its name, to sign any certificate of ownership or other certificate which is or may be required by any regulations of the Internal Revenue Service or other authority of the United States, provided that no certificate so signed by you shall be inconsistent with CREF's tax exempt status.
                  To enable you properly to execute such certificates, we hereby certify that CREF is a corporation duly organized and existing under the laws of the State of New York, having its principal place of business in the City of New York. CREF's Employer Identification No. is 136022042.
                  Should there be any change in the information furnished you herein, we will inform you promptly. If at any time CREF's status should be such as to require the withholding of any income tax from payments received by you, you are hereby authorized and empowered to make whatever deductions are then required by applicable laws or regulations.

                  11.      AMENDMENTS
                  No amendments to this Agreement or change in any of the instructions set forth herein shall be effective unless made in writing and signed by either the chairman or president and by any executive vice president or the treasurer.
                  12.      NOTICES
                  Official security receipts and advices of all types relating to the Securities held by you hereunder will be prepared by you, in duplicate, and forwarded to the particular division or divisions of CREF indicated in a separate listing which the treasurer will furnish you from time to time.
                  Written notices hereunder shall be hand-delivered or mailed first class, addressed (a) if to you, at your address set forth at the beginning of this Agreement or (b) if to CREF at 730 Third Avenue, New York, New York 10017, Attention: Treasurer. Written notice of (1) termination of this agreement, (2) termination of your participation in DTC, or (3) changes in your insurance coverage, shall be sent by certified mail.
                  13.      TERMINATION
                  Either party may terminate this Agreement by giving the other party sixty (60) days written notice of termination.

                  This Agreement shall become effective upon receipt by CREF of a copy of this letter signed by you indicating your acceptance thereof.

                                               Very truly yours,

                                               COLLEGE RETIREMENT EQUITIES FUND

                                               By:
                                               --------------------------------

                                               By:
                                               --------------------------------

Accepted and agreed:
BANKERS TRUST COMPANY

By:
--------------------------------------

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                                      -15-


                  I, Louis R. Garcia, Secretary of College Retirement Equities Fund, a corporation duly organized and existing under the laws of the State of New York, HEREBY CERTIFY that the attached is a true copy of the resolution duly adopted by the CREF board of trustees of said corporation at meeting thereof duly convened and held on March 13, 1974 and that such resolution is now in full force and effect, and is in accordance with the provisions of the bylaws of said corporation.
                  WITNESS my hand and the seal of the Fund at New York City this 23 day of February , 1978.

                                             ----------------------------------
                                                 Louis R. Garcia, Secretary

(SEAL)

                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
                              DATED MARCH 17, 1978
                               AS AMENDED, BETWEEN
                        COLLEGE RETIREMENT EQUITIES FUND
                                        &
                              BANKERS TRUST COMPANY



         AMENDMENT dated February 14, 1992, to the Custodian Services Agreement, dated March 17, 1978, as amended (the "Custodian Services Agreement"), between COLLEGE RETIREMENT EQUITIES FUND ("CREF") and BANKERS TRUST COMPANY ("Bankers").

         WHEREAS, CREF and Bankers have entered into the Custodian Services Agreement which sets forth the terms and conditions under which Bankers holds securities or other property of CREF;

         WHEREAS, CREF is establishing a new account (the "Global Equities Account") and desires to arrange for the custody of certain of the assets of the Global Equities Account with Bankers, and Bankers desires to hold such assets for CREF;

         NOW, THEREFORE, CREF and Bankers hereby agree that all custodial accounts opened with Bankers by CREF on behalf of the Global Equities Account shall be subject to, and governed in all respects by, the Custodian Services Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first mentioned above.

COLLEGE RETIREMENT EQUITIES FUND    BANKERS TRUST COMPANY


By:_________________________________  By:______________________________________
             John H. Biggs                  Name:
               President                    Title:

                  and

By:_________________________________
         Richard J. Adamski
    Vice President and Treasurer

                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
                              DATED MARCH 17, 1978
                               AS AMENDED, BETWEEN
                        COLLEGE RETIREMENT EQUITIES FUND
                                        &
                              BANKERS TRUST COMPANY


         AMENDMENT dated March 15, 1994, to the Custodian Services Agreement, dated March 17, 1978, as amended (the "Custodian Services Agreement"), between COLLEGE RETIREMENT EQUITIES FUND ("CREF") and BANKERS TRUST COMPANY ("Bankers").

         WHEREAS, CREF and Bankers have entered into the Custodian Services Agreement which sets forth the terms and conditions under which Bankers holds securities or other property of CREF;

         WHEREAS,  CREF is  establishing  two new accounts  (the  "Equity  Index
Account" and the "Growth Account") and desires to arrange for the custody of certain of the assets of the Equity Index Account and the Growth Account with Bankers, and Bankers desires to hold such assets for CREF;

         NOW, THEREFORE, CREF and Bankers hereby agree that all custodial accounts opened with Bankers by CREF on behalf of the Equity Index Account and the Growth Account shall be subject to, and governed in all respects by, the Custodian Services Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first mentioned above.


COLLEGE RETIREMENT EQUITIES FUND    BANKERS TRUST COMPANY


By:_________________________________  By:______________________________________
             John H. Biggs                  Name:
               President                    Title: Vice President

                  and

By:_________________________________
         Richard J. Adamski
    Vice President and Treasurer

                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
                              DATED MARCH 17, 1978
                               AS AMENDED, BETWEEN
                        COLLEGE RETIREMENT EQUITIES FUND
                                        &
                              BANKERS TRUST COMPANY


         AMENDMENT dated January 3, 1995, to the Custodian Services Agreement, dated March 17, 1978, as amended (the "Custodian Services Agreement"), between COLLEGE RETIREMENT EQUITIES FUND ("CREF") and BANKERS TRUST COMPANY ("Bankers").

         WHEREAS, CREF and Bankers have entered into the Custodian Services Agreement which sets forth the terms and conditions under which Bankers holds securities or other property of CREF;

         WHEREAS, CREF is establishing one new account (the "Social Choice Account" and desires to arrange for the custody of certain of the assets of the Social Choice Account with Bankers, and Bankers desires to hold such assets for CREF;

         NOW, THEREFORE, CREF and Bankers hereby agree that all custodial accounts opened with Bankers by CREF on behalf of the Social Choice Account shall be subject to, and governed in all respects by, the Custodian Services Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first mentioned above.


COLLEGE RETIREMENT EQUITIES FUND    BANKERS TRUST COMPANY


By:_________________________________  By:______________________________________
           Thomas W. Jones                  Name:
               President                    Title: Vice President

                  and

By:_________________________________
         Richard J. Adamski
    Vice President and Treasurer